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                                                                    EXHIBIT 23.2


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated March 2, 2001 on the consolidated financial statements of Lariat Petroleum, Inc. included in this Form 8-K, into Newfield Exploration Company's previously filed Registration Statements on Form S-8 (Nos. 33-72848, 33-79826, 33-92182, 333-59383 and 333-55110) and on Form S-3 (Nos. 333-32587, 333-59391,
333-81583 and 333-55630).

/s/ ARTHUR ANDERSEN LLP

Tulsa, Oklahoma
October 1, 2001